News Release


Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com

Media Contact:

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS ANNOUNCES FIRST-QUARTER 2013 FINANCIAL RESULTS
* REVENUE DECLINES 13 PERCENT ON LOWER SYSTEMS INTEGRATION, TECHNOLOGY REVENUE; IT OUTSOURCING REVENUE GROWS
* DILUTED LOSS PER SHARE OF 77 CENTS VS. DILUTED EPS OF 30 CENTS IN 1Q
  2012
* CASH FROM OPERATIONS OF $14 MILLION VS. $33 MILLION in 1Q 2012

BLUE BELL, Pa., April 23, 2013 - Unisys Corporation (NYSE: UIS) today reported a first-quarter 2013 net loss of $33.9 million, or a loss of 77 cents per diluted share, which included $22.3 million of pension expense and a $6.5 million loss associated with the recent Venezuelan currency
devaluation.   In the first quarter of 2012, the company reported net
income of $13.4 million, or 30 cents per diluted share, which included $24.6 million of pension expense and a $7.2 million debt reduction charge. Excluding pension expense and debt reduction charges, the non-GAAP diluted loss per share(1) in the first quarter of 2013 was 26 cents compared with non-GAAP diluted EPS of 97 cents in the first quarter of 2012.

First-quarter 2013 revenue declined 13 percent to $810 million from $928 million in the year-ago quarter. Foreign currency fluctuations had a one percentage point negative impact on revenue in the first quarter.

"This was a difficult quarter for us as lower revenue impacted our bottom-line results," said Unisys Chairman and CEO Ed Coleman. "We saw lower revenue in our technology business following a strong fourth quarter in 2012 where we benefited from some earlier-than-expected ClearPath revenue. In services, while we were pleased to see growth in our strategic IT outsourcing business in the quarter, we were disappointed in the decline in our project-based systems integration business, where the market for discretionary projects remains soft and where we need to improve our execution.

"We expect continuing challenges as we work through softness in our services business and recognize the need to maintain a competitive cost structure in line with our revenue performance," Coleman said. "We are focused on reversing the decline in systems integration. In technology, given the variability of our sales from quarter to quarter, we measure this business on an annual basis and continue to focus on maintaining flat revenue for the full year."

FIRST-QUARTER COMPANY AND BUSINESS SEGMENT HIGHLIGHTS

U.S. revenue declined 15 percent in the quarter while international revenue declined 11 percent. On a constant currency basis(2), international revenue declined 9 percent with declines in all regions except for Latin America.

The company reported an overall first-quarter 2013 gross profit margin of
19.9 percent, down from 24.3 percent in the year-ago quarter. Operating expenses (SG&A and R&D expenses) decreased 1 percent from the year-ago period. The company reported a first-quarter 2013 operating profit of $1.6 million compared with an operating profit of $64.4 million in the first quarter of 2012.

First-quarter 2013 services revenue declined 12 percent from the prior-year quarter as declines in systems integration, infrastructure services, and core maintenance offset revenue growth in IT outsourcing. Reflecting the lower services revenue, first-quarter 2013 services gross profit margin declined to 17.4 percent from 18.9 percent a year ago while services operating profit margin declined to 3.1 percent from 5.0 percent a year ago.

First-quarter 2013 services order signings showed a slight decrease from year-ago levels as strong growth in IT outsourcing orders were offset by order declines in other areas. Services backlog at March 31, 2013 was $5.1 billion, flat from December 31, 2012 levels.

First-quarter 2013 technology revenue declined 18 percent from the prior-year quarter driven by lower sales of ClearPath enterprise software and servers. Reflecting the lower ClearPath sales, first-quarter 2013 technology gross profit margin declined to 45.8 percent from 62.2 percent in the year-ago quarter and technology operating profit margin declined to 0.2 percent from 25.6 percent in the year-ago quarter.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

Unisys generated $14 million of cash from operations in the first quarter of 2013, including $27 million of pension contributions. In the first quarter of 2012, the company generated $33 million of cash from operations, which included $68 million of pension contributions. Capital expenditures in the first quarter of 2013 were $26 million compared with $30 million in the year-ago quarter. After capital expenditures, the company used $12 million of free cash(3) in the first quarter of 2013 compared with free cash flow of $3 million in the first quarter of 2012. Free cash flow before pension contributions was $15 million in the first quarter of 2013 compared with $71 million in the year-ago quarter.

At March 31, 2013, the company reported a cash balance of $629 million and total debt of $211 million.

NON-GAAP INFORMATION
Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP diluted earnings per share, free cash flow, free cash flow before pension contributions, and constant currency.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

(1) Non-GAAP diluted earnings/loss per share - As a result of debt reduction actions, Unisys recorded a charge of $7.2 million during the first quarter of 2012. The company also recorded pension expense of $22.3 million and $24.6 million during the first quarters of 2013 and 2012, respectively. In an effort to provide investors with a perspective on the company's earnings without these charges, they are excluded from the non-GAAP diluted earnings/loss per share calculations.

(2) Constant currency - The company refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period results at a consistent rate. This approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

(3) Free cash flow - To better understand the trends in our business, we believe that it is helpful to present free cash flow, which we define as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. Because of the significance of the company's pension funding obligations, free cash flow before pension funding is also provided.

CONFERENCE CALL
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With approximately 23,000 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to drive profitable growth in consulting and systems integration; the company's ability to take on, successfully implement and grow outsourcing operations; market demand for the company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the company's program to reduce costs, focus its global resources and simplify its business structure; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the risk that breaches of data security could expose the company to legal liability and could harm its business and reputation; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.
####

RELEASE NO.: 0423/9163

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                                           Three Months
                                          Ended March 31
                                       -------------------
                                         2013       2012
                                       --------   --------
Revenue
  Services                               $723.0     $823.0
  Technology                               86.9      105.4
                                       --------   --------
                                          809.9      928.4
Costs and expenses
  Cost of revenue:
    Services                              602.8      668.6
    Technology                             46.3       34.0
                                       --------   --------
                                          649.1      702.6
Selling, general and
  administrative                          142.2      141.4
Research and development                   17.0       20.0
                                       --------   --------
                                          808.3      864.0
                                       --------   --------
Operating profit                            1.6       64.4

Interest expense                            2.7        9.3
Other income (expense), net                (4.9)     (13.2)
                                       --------   --------
Income (loss) before
  income taxes                             (6.0)      41.9
Provision for income taxes                 21.4       22.0
                                       --------   --------
Consolidated net income (loss)            (27.4)      19.9
Net income attributable to
  noncontrolling interests                  2.5        2.5
                                       --------   --------
Net income (loss) attributable
  to Unisys Corporation                   (29.9)      17.4
Preferred stock dividend                    4.0        4.0
                                       --------   --------
Net income (loss) attributable
  to Unisys Corporation
  common shareholders                    ($33.9)     $13.4
                                       ========   ========

Earnings (loss) per common share attributable
  to Unisys Corporation
    Basic                               ($  .77)    $  .31
                                       ========   ========
    Diluted                             ($  .77)    $  .30
                                       ========   ========
Shares used in the per share
  computations (thousands):
  Basic                                  44,054     43,611
  Diluted                                44,054     44,063

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
March 31, 2013
------------------
Customer revenue        $809.9                $723.0       $86.9
Intersegment                       ($17.3)       0.5        16.8
                      --------   --------   --------    --------
Total revenue           $809.9     ($17.3)    $723.5      $103.7
                      ========   ========   ========    ========
Gross profit percent     19.9%                 17.4%       45.8%
                      ========              ========    ========
Operating profit
  percent                 0.2%                  3.1%        0.2%
                      ========              ========    ========
Three Months Ended
March 31, 2012
------------------
Customer revenue        $928.4                $823.0      $105.4
Intersegment                       ($32.0)       0.8        31.2
                      --------   --------   --------    --------
Total revenue           $928.4     ($32.0)    $823.8      $136.6
                      ========   ========   ========    ========
Gross profit percent     24.3%                 18.9%       62.2%
                      ========              ========    ========
Operating profit
  percent                 6.9%                  5.0%       25.6%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                         March 31,   December 31,
                                           2013         2012
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $628.6       $655.6
Accounts and notes receivable, net           581.5        670.2
Inventories
   Parts and finished equipment               28.9         29.3
   Work in process and materials              21.5         20.7
Deferred income taxes                         17.8         21.6
Prepaid expense and other
 current assets                              123.6        115.0
                                        ----------   ----------
Total                                      1,401.9      1,512.4
                                        ----------   ----------
Properties                                 1,246.6      1,262.2
Less accumulated depreciation
  and amortization                         1,081.2      1,085.8
                                        ----------   ----------
Properties, net                              165.4        176.4
                                        ----------   ----------
Outsourcing assets, net                      120.1        126.3
Marketable software, net                     123.5        124.2
Prepaid postretirement assets                 11.3          3.3
Deferred income taxes                        155.9        162.7
Goodwill                                     192.1        192.3
Other long-term assets                       153.0        122.8
                                        ----------   ----------
Total                                     $2,323.2     $2,420.4
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Notes payable                                 $0.4         $0.0
Current maturities of long-term debt           0.3          0.3
Accounts payable                             218.5        228.6
Deferred revenue                             379.9        389.5
Other accrued liabilities                    349.7        411.9
                                        ----------   ----------
Total                                        948.8      1,030.3
                                        ----------   ----------
Long-term debt                               210.0        210.0
Long-term postretirement liabilities       2,481.6      2,553.5
Long-term deferred revenue                   118.8        123.1
Other long-term liabilities                  109.4         92.2
Commitments and contingencies
Total deficit                             (1,545.4)    (1,588.7)
                                        ----------   ----------
Total                                     $2,323.2     $2,420.4
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                              Three Months Ended
                                                   March 31
                                             -------------------
                                                2013      2012 *
                                              -------    -------
Cash flows from operating activities

Consolidated net income (loss)                 ($27.4)     $19.9
Add (deduct) items to reconcile consolidated net
 income (loss) to net cash provided by operating activities:
Foreign currency transaction loss                 6.5          -
Loss on debt extinguishment                         -        7.2
Employee stock compensation                       5.9        6.1
Company stock issued for U.S. 401(k) plan           -        4.3
Depreciation and amortization of properties      11.9       14.4
Depreciation and amortization of
 outsourcing assets                              12.8       13.4
Amortization of marketable software              15.5       14.0
Disposals of capital assets                        .1         .3
Gain on sale of business                            -      (11.3)
Pension plans contributions                     (26.6)     (68.2)
Decrease in deferred income taxes, net           11.7        3.8
Decrease in receivables, net                     69.5       69.5
(Increase) decrease in inventories                (.8)       3.5
Decrease in accounts payable
 and other accrued liabilities                  (76.9)     (73.6)
Increase in other liabilities                    18.6       24.9
(Increase) decrease in other assets              (6.6)       4.5
Other                                             (.1)        .7
                                              -------    -------
Net cash provided by operating activities        14.1       33.4
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    1,224.8      711.0
 Purchases of investments                    (1,223.7)    (711.0)
 Restricted deposits                               .2        1.3
 Investment in marketable software              (14.8)     (13.9)
 Capital additions of properties                 (3.6)      (7.9)
 Capital additions of outsourcing assets         (7.5)      (8.6)
 Net proceeds from sale of business                 -        2.8
                                              -------    -------
Net cash used for investing activities          (24.6)     (26.3)
                                              -------    -------
Cash flows from financing activities
 Payments of long-term debt                         -      (71.7)
 Dividends paid to noncontrolling interests         -       (4.5)
 Dividends paid on preferred shares              (4.0)      (4.0)
 Proceeds from exercise of stock options           .5         .1
 Net proceeds from short-term borrowings           .4          -
                                              -------    -------

Net cash used for financing activities           (3.1)     (80.1)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (13.4)      12.8
                                              -------    -------
Decrease in cash and cash equivalents           (27.0)     (60.2)
Cash and cash equivalents, beginning of
 period                                         655.6      714.9
                                              -------    -------
Cash and cash equivalents, end of period       $628.6     $654.7
                                              =======    =======
*Certain components of net cash provided by operating activities were changed to present pension contributions separately, consistent with the 2013 presentation.

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                                                  Three Months
                                                 Ended March 31
                                               ------------------
                                                  2013     2012
                                                -------- --------
GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders                            ($33.9)   $13.4

Debt reduction charges, net of tax                  0.0      7.2
FAS87 pension charges, net of tax                  22.3     24.6
                                                -------- --------
Non-GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders                             (11.6)    45.2

Add preferred stock dividend                        0.0      4.0
                                                -------- --------
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share                             ($11.6)   $49.2
                                                ======== ========
Weighted average
  shares (thousands)                             44,054   43,611

Plus incremental shares from assumed conversion:
  Employee stock plans                                0      452
  Preferred stock                                     0    6,913
                                                -------- --------
GAAP adjusted weighted
  average shares                                 44,054   50,976
                                                ======== ========
Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share                             ($33.9)   $13.4

Divided by adjusted weighted
  average shares                                 44,054   44,063
GAAP net income (loss)
  per diluted share                             ($  .77)  $  .30
                                                ======== ========
Non-GAAP basis
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share                             ($11.6)   $49.2

Divided by Non-GAAP adjusted
  weighted average shares                        44,054   50,976

Non-GAAP net income (loss)
  per diluted share                             ($  .26)  $  .97
                                                ======== ========

                              (2)
                      UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                                         Three Months
                                        Ended March 31
                                      ------------------
                                         2013     2012
                                       -------- --------
Cash provided by operations              $14.1    $33.4

Additions to marketable
  software                               (14.8)   (13.9)
Additions to properties                   (3.6)    (7.9)
Additions to outsourcing
  assets                                  (7.5)    (8.6)
                                       -------- --------
Free Cash Flow                           (11.8)     3.0
Pension funding                           26.6     68.2
                                       -------- --------
Free cash flow before
  pension funding                        $14.8    $71.2
                                       ======== ========